                                                                     EXHIBIT 4.8


                           THE ARISTOTLE CORPORATION


                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), made and entered into as of the 11th day of April, 1994, by and among The Aristotle Corporation, a Delaware corporation (the "Company"), and the holders of Company Stock Purchase Warrants (the "Warrants") named as Shareholders in Exhibit A attached hereto
                                                   ---------
(each a "Shareholder" and collectively the "Shareholders").

                                 RECITALS
                                 --------

     WHEREAS, the Company, Aristotle Sub, Inc. ("NewCo"), a subsidiary of the Company, the Shareholders and others entered into a Capital Contribution Agreement dated as of November, 1993 (the "Capital Contribution Agreement"), pursuant to which certain parties thereto agreed to contribute certain assets to the capital of NewCo (the "Contribution"); and

     WHEREAS, in connection with the Contribution, the Company has this day issued the Warrants, pursuant to which the Shareholders may subscribe for and purchase from the Company, for the Exercise Consideration, as defined in the Warrants, Company Common Stock, par value $.01 per share (the "Common Stock"); and

     WHEREAS, a condition of the Capital Contribution Agreement is that the Company and the Shareholders enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto mutually agree as follows:

1.   Registration Rights.
     -------------------

     1.1  Definitions.
          -----------

     (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "1933 Act") and the declaration or ordering of effectiveness of such registration statement or document;

     (b) The term "Registrable Securities" means the shares of the Common Stock issued or issuable upon exercise of the Warrants. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when: (1) they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them; (2) they are transferred pursuant to Rule 144 (or any similar provision that is in force) under the 1933 Act; or (3) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been delivered by the Company;

     (c) The number of shares of "Registrable Securities then outstanding" shall be determined by adding the number of shares of Common Stock outstanding as a result of the exercise of the Warrants and the number of shares of Common Stock which are exercisable pursuant to the Warrants;

     (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities; and

     (e) The terms "Form S-3", "Form S-4" and "Form S-8" mean such respective forms under the 1933 Act as in effect on the date hereof or any successor registration forms to Form S-3, Form S-4 and Form S-8, respectively, under the 1933 Act subsequently adopted by the Securities and Exchange Commission ("SEC"), regardless of its designation.

     1.2  Request for Registration.
       ------------------------

     (a)  Demand Rights. If the Company shall receive at any time after April
          -------------
11, 1996, a written request from any Holder or Holders who own more than 50,000 shares of Newco Series A, B or C Preferred Stock or Common Stock in the aggregate that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities of such Holder or Holders, the Company will:

          (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (ii) use its best efforts to effect, as soon as practicable, such registration, qualification or compliance on Form S-3 as may be so requested and as would permit or facilitate the sale and distribution of all the Registrable Securities of all Holders, other than those Holders who have specified in a written request given within 20 days after receipt of the written notice of the registration from the Company (the "Non-participating Holders") not to be included in the registration; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.2: (A) if Form S-3 is not available for such offering by the Holders; provided, however, that if Form S-3 is unavailable, the Company will use its best efforts to effect the registration under the 1933 Act on any other form which is available as soon as practicable (subject to the limitation provided in Section 1.2(c) hereof); or (B) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration on Form S-3 or on any other available form to be effected at such time, in which event the Company shall have the right to defer the filing of the registration for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.2; provided, however, that the Company shall not utilize this right more than once in any twelve month period.

     (b)  Underwritten Offering. If the Holders (other than the Non-
          ---------------------
participating Holders) initiating or participating in the registration hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in
Section 1.2(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, subject to approval thereof by the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated pro rata among all participating Holders thereof based on the number of Registrable Securities held by each such Holder.

     (c)  Number of Demands.  If Form S-3 is not available, the Company is
          -----------------
obligated to effect three (3) registrations upon request therefor pursuant to this Section 1.2; provided, however, that the Company shall not be obligated to effect the filing of a registration statement if it has received a request for registration and effected such registration within the twelve (12) month period preceding the date on which the Company receives the request, and further provided that Holders of a minimum of 50,000 shares of NewCo Preferred Stock or Common Stock and/or Aristotle Common Stock agrees to participate in the registration.

     1.3  Company Registration. If at any time the Company proposes to register
          --------------------
(including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock or other securities under the 1933 Act in connection with the public offering of such securities (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan, or a registration on Form S-4 or any successor form), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after delivery of such notice by the Company the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act. The Company shall be under no obligation to complete any offering of its securities it proposes to make and shall incur no liability to any Holder for its failure to do so.

     1.4  Obligations of the Company. Whenever required under this Section 1 to
          --------------------------
use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, if applicable, upon the request of the Holders of a majority of the Registrable Securities registered thereunder use its best efforts consistent with then applicable restrictions of SEC registration forms to keep such registration statement effective for up to: (i) the seventh (7th) anniversary of the date hereof if the registration is effected on Form S-3 or (ii) nine (9) months or until the Holders have informed the Company in writing that the distribution of their securities has been completed if the registration is effected on a form other than Form S-3.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (d) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter.

     (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to subparagraph (b) of this Section 1.4 on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

     (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     (h) Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

     1.5  Furnish Information. It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Section 1 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     1.6  Expenses of Registrations. All expenses other than underwriting
          -------------------------
discounts, fees and commissions relating to Registrable Securities incurred in connection with the registration, filing or qualification of the Registrable Securities pursuant to Section 1.2 and 1.3 and other than counsel fees and expenses of the Holders and underwriter counsel fees and expenses, including, without limitation, all registration, filing and qualification fees, printing and accounting fees and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be
                         --------  -------
required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2, if the registration request is subsequently withdrawn at any time at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses).



     1.7  Underwriting Requirements. In connection with any offering involving
          -------------------------
an underwriting of securities being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then, subject to the provisions of this Section 1.7, only in such quantity, if any, as, in the opinion of the underwriters, marketing factors permit. If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities requested to be included in such offering exceeds the amount of securities proposed to be included in such offering that can be successfully offered, then the Company shall include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter believes marketing factors permit (the securities so included to be apportioned as follows: first all securities which stockholders other than the Holders seek to include in the offering shall be excluded from the offering to the extent a limitation on the number of shares included in the underwriting is required,and if further limitation on the number of shares to be included in the underwriting is required, then the number of shares held by Holders that may be included in the underwriting shall be apportioned pro rata among the selling Holders according to the total amount of securities requested to be registered therein owned by each selling Holder or in such other proportions as shall be mutually agreed to by such selling Holders.

     1.8  Indemnification. In the event any Registrable Securities are included
          ---------------
in a registration statement under this Section 1:

     (a)  Company Indemnification. To the extent permitted by law, the Company
          -----------------------
will indemnify and hold harmless each Holder, the officers, directors, partners, agents and employees of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder, underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law. The Company will reimburse each such Holder, officer, director, partner, agent, employee, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, or action. The indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company which consent shall not be unreasonably withheld, nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability, or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished (or omitted to be furnished) expressly for use in connection with such registration by or on behalf of such Holder, underwriter or controlling person or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder to engage in a distribution solely on behalf of such Holder), if such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

     (b)  Holder Indemnification. To the extent permitted by law, each selling
          ----------------------
Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each agent and any underwriter for the Company, and any other Holder selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any person who controls such Holder or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, agent or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with information furnished (or omitted to be furnished) by or on behalf of such Holder for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, officer, director, partner, agent, employee, or controlling person in connection with investigating, defending or settling any such loss, claim, damage, liability, or action; The indemnity agreement contained in this Section 1.8(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

     (c)  Notice, Defense and Counsel. Promptly after receipt by an indemnified
          ---------------------------
party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

     (d)  Survival of Rights and Obligations. The obligations of the Company and
          ----------------------------------
the Holders under this Section 1.8 shall survive the exchange, if any, of the shares of NewCo Preferred Stock or Common Stock pursuant to the Warrants, and the completion of any offering of Registrable Securities in a registration statement whether under this Section 1 or otherwise.

     1.9  Reports Under Securities Exchange Act of 1934. With a view to making
          ---------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

     (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable (but not later than 90 days) after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

     (c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

     (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.10 Lockup Agreement. Each Shareholder, if requested by the Company and an
          ----------------
underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Shareholder for a specified period of time (not to exceed 120 days) following the effective date of a registration statement pursuant to which the Company proposes to sell its securities to the public generally, provided that all holders of at least 5% of the Common Stock (on an as-exchanged basis) enter into similar agreements.

     1.11  Status of the Company. Notwithstanding any other provision hereof, it
           ---------------------
is understood that the Company did not file with the Securities and Exchange Commission audited financial statements for its fiscal year ended December 31, 1992 and that the rights of the Holders hereunder shall be delayed to the extent, if any, that it is necessary in order for registration of securities under the 1933 Act by the Company to be permitted under applicable laws and regulations.

2.   Miscellaneous.
     -------------

     2.1  Legend. Each certificate representing Registrable Securities shall
          ------
state therein:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 11, 1994 BY AND AMONG THE CORPORATION AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.

     2.2  Notices. All notices or other communications hereunder shall be in
          -------
writing and shall be deemed to have been given when delivered by certified mail, return receipt requested, a recognized overnight delivery service or hand delivery to such party at the address set forth below or such other address as such party may specify by notice to the other parties hereto:

     If to the Holders, to their respective addresses as set forth in Exhibit A
                                                                      ---------
to this Agreement:

If to the Company, to:   The Aristotle Corporation
                         129 Church Street
                         Suite 810
                         New Haven, Connecticut 06510

                         Attention:   John J. Crawford
                                      Its Chairman and President

     2.3  Entire Agreement. This Agreement sets forth the entire
          ----------------
agreement and understanding of the parties with respect to the subject matter hereof, supersedes and rescinds any prior written or oral agreements relating to the subject matter hereof between the parties hereto and shall not be modified except by the execution of a written instrument signed by the parties hereto.

     2.4  Binding Effect; Assignment. This Agreement shall be binding
          --------------------------
upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Holders and the Holders may assign or transfer their rights under this Agreement, with any assignment of the underlying Warrants.

     2.5  Counterparts. This Agreement may be executed in counterparts,
          ------------
all of which together shall constitute one and the same instrument.

     2.6  Governing Law. This Agreement shall be governed by,
          -------------
     construed and enforced in accordance with the laws and decisions of the State of Connecticut.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.



                                  THE ARISTOTLE CORPORATION



                                  By: /s/ John J. Crawford
                                      --------------------
                                      Name:  John J. Crawford
                                      Title: President



                                  HOWELL RESOURCE PARTNERS



                                  By: /s/ David Howell
                                      ----------------
                                      David Howell, a general
                                      partner


                                  By: /s/ Ann-Marie Howell
                                      ----------------------
                                      Ann-Marie Howell, a general
                                      partner



                                  /s/ Alfred Kniberg
                                  ------------------
                                  Alfred Kniberg



                                  /s/ Joyce Baran
                                  ---------------
                                  Joyce Baran



                                  /s/ Paul McDonald
                                  -----------------
                                  Paul McDonald



                                  /s/ Graeme Caulfield
                                  --------------------
                                  Graeme Caulfield



                                  /s/ Richard Sheldon
                                  -------------------
                                  Richard Sheldon

                                 /s/ John C. Peterson
                                 --------------------
                                 John C. Peterson


                                 C. DAVID GOLDMAN, P.C. EMPLOYEES
                                     PENSION TRUST


                                 By: /s/ C. David Goldman
                                     ---------------------
                                     C. David Goldman, Trustee


                                 By: /s/ Louis Musante
                                     ----------------
                                     Louis Musante



                                 JANNEY MONTGOMERY SCOTT, INC.
                                   Custodian f/b/o Paul McDonald


                                 By: /s/ Janney Montgomery
                                     ---------------------
                                      Scott, Inc.
                                      -----------

                                 EXHIBIT A
                                 ---------



                             List of Shareholders


          1.   Howell Resource Partners
               151 River Road
               Essex, CT

          2.   Alfred Kniberg
               295 Putting Green Road
               Trumbull, CT 06611

          3.   Richard Sheldon
               622 Asylum Avenue
               Hartford, CT 06105

          4.   Paul McDonald
               17 Byington Place
               Norwalk, CT 06580

          5.   Graeme Caulfield
               2459 Whitney Avenue
               Hamden, CT 06518

          6.   C. David Goldman, Trustee
               Employees Pension Trust
               396 St. Ronon Street
               New Haven, CT 06511

          7.   Louis Musante
               90 Oakwood Drive
               Madison, CT 06443

          8.   Joyce Baran
               191 Wheeler Road
               Monroe, CT 06468

          9.   John Peterson
               4148 Sunset Lane
               Pebble Beach, CA 93953

          10.  Janney Montgomery Scott, Inc.
               Custodian f/b/o Paul McDonald
               2150 Post Road
               Fairfield, CT 06430